UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                    February 19, 2015

OCEANEERING INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-10945 (Commission File Number)	95-2628227 (IRS Employer Identification No.)

11911 FM 529 Houston, TX (Address of principal executive offices)	77041 (Zip Code)

Registrant's telephone number, including area code: (713) 329-4500

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Director

On February 19, 2015, Jerold J. DesRoche, a member of the Board of Directors (the “Board”) of Oceaneering International, Inc. (“Oceaneering”) gave written notice to the Board that he would not stand for re-election and that he was retiring and resigning as a member of the Board effective upon the election of directors at Oceaneering’s 2015 annual meeting of shareholders.

Appointment of Officer

On February 19, 2015, the Board appointed Roderick A. Larson as President and Chief Operating Officer.  Mr. Larson joined Oceaneering in May 2012 as its Senior Vice President and Chief Operating Officer.  M. Kevin McEvoy will continue to serve as Oceaneering’s Chief Executive Officer (“CEO”).

Compensatory Arrangements

On February 19, 2015, the Compensation Committee of the Board (the "Compensation Committee") granted awards of restricted stock units and performance units under Oceaneering's 2010 Incentive Plan (the "Incentive Plan") to various employees, including each of Oceaneering's executive officers. The following table sets forth the number of performance units and restricted stock units awarded to Oceaneering's CEO, and each of the below-indicated executive officers of Oceaneering, all of whom were listed as named executive officers in the "Summary Compensation Table" in Oceaneering's proxy statement for its 2014 annual meeting of shareholders (collectively with the CEO, the "Named Executive Officers").

Name and Position	Number of Performance Units (1)	Number of Restricted Stock Units (2)

M. Kevin McEvoy	30,000	38,200
CEO
Roderick A. Larson	9,100	12,000
President and Chief Operating Officer
Marvin J. Migura	15,000	17,400
Executive Vice President
W. Cardon Gerner	5,400	7,000
Senior Vice President and Chief Financial Officer
Kevin F. Kerins	5,800	7,000
Senior Vice President, ROVs

(1)
The performance units are scheduled to vest in full on the third anniversary of the award date, subject to: (a) earlier vesting on an employee’s attainment of retirement age or the termination or constructive termination of an employee’s employment in connection with a change of control or due to death or disability, resulting in vesting on a pro-rata basis over three years for each of Messrs. McEvoy, Migura and Kerins (as a result of each having attained retirement age); and (b) such other terms as are set forth in the applicable award agreement. The number of performance units shown represents units with an initial notional value of $100 and is not equivalent to shares of Oceaneering common stock. The Compensation Committee has approved specific financial goals and performance measures based on cumulative cash flow from operations and a comparison of return on invested capital and cost of capital for the three-year period from January 1, 2015 through December 31, 2017, to be used as the basis for the final value of the performance units under the Incentive Plan. The final value of each performance unit may range from $0 to $150. Upon settlement, the value of the performance units will be payable in cash.

(2)
Restricted stock units are scheduled to vest in full on the third anniversary of the award date, subject to: (a) earlier vesting on an employee’s attainment of retirement age or the termination or constructive termination of an employee’s employment in connection with a change of control or due to death or disability, resulting in vesting on a pro-rata basis over three years for each of Messrs. McEvoy, Migura and Kerins (as a result of each having attained retirement age); and (b) such other terms as are set forth in the applicable award agreement. Each restricted stock unit represents the equivalent of one share of Oceaneering common stock. Settlement of the restricted stock units will be made in shares of Oceaneering common stock.

In addition, on February 19, 2015, the Compensation Committee, in connection with Mr. Larson’s increase in responsibilities, approved increases in Mr. Larson’s compensation, effective February 19, 2015, as follows: (i) an increase in the maximum payment under Oceaneering’s cash bonus award plan for 2015 to 138% of base salary; and (ii) an increase in the amount credited to his notional account in Oceaneering’s Supplemental Executive Retirement Plan to 40% of base salary.

In addition, the Board granted (a) awards of 4,000 shares of restricted stock under the Incentive Plan to each of the following nonemployee directors of Oceaneering: T. Jay Collins; D. Michael Hughes; Paul B. Murphy, Jr.; and Harris J. Pappas; (b) an award of 2,000 shares of restricted stock under the Incentive Plan to Mr. DesRoche; and (c) an award of 10,000 shares of restricted stock under the Incentive Plan to John R. Huff, Chairman of the Board. As stated above, Mr. DesRoche has given the Board written notice of his retirement and resignation as a member of the Board. The restricted stock awards are scheduled to vest in full on the first anniversary of the award date for Messrs. Collins, Huff, Hughes, Murphy and Pappas, and on the retirement from his position as a director of Oceaneering for Mr. DesRoche, provided that such retirement is not before the date of the 2015 annual meeting of shareholders of Oceaneering; provided that all awards are subject to: (a) earlier vesting on a change of control or the termination of the director’s service due to death; and (b) such other terms as are set forth in the award agreements. Mr. Huff will not receive any retainers or meeting fees applicable to nonemployee directors in 2015.

The Compensation Committee approved the grant of an aggregate of 323,459 restricted stock units and 165,640 performance units, and the Board approved the grant of an aggregate of 28,000 shares of restricted stock, including the awards referenced in the table and the discussion above. Those awards were made to a total of 402 Incentive Plan participants.

In addition, the Compensation Committee approved: (1) the form of 2015 Restricted Stock Unit Agreement that will govern the terms and conditions of restricted stock unit awards made to Oceaneering's executive officers and other employees; and (2) the form of 2015 Performance Unit Agreement and 2015 Performance Award: Goals and Measures that will govern the terms and conditions of performance unit awards made to Oceaneering's executive officers and other employees. The Board approved the forms of 2015 Nonemployee Director Restricted Stock Agreement that will govern the terms and conditions of restricted stock awards made to each of the nonemployee directors.

The foregoing descriptions of the awards under the Incentive Plan are not complete and are qualified by reference to the complete agreements, which are attached as exhibits to this report and incorporated by reference into this Item.

On February 19, 2015, the Compensation Committee approved bonuses to various employees, including each of the Named Executive Officers, pursuant to a performance-based annual cash bonus award program, which the Compensation Committee had previously approved for calendar year 2014 under the Incentive Plan (the "2014 Cash Bonus Award Program"). The 2014 Cash Bonus Award Program established performance goals for calendar year 2014. For executives with company-wide responsibility, such as Messrs. McEvoy, Migura, Larson and Gerner, achievement was measured by Oceaneering's net income for calendar year 2014; for Mr. Kerins, achievement was measured 50% by Oceaneering’s net income for calendar year 2014 and 50% by the operating income in calendar year 2014 of the Remotely Operated Vehicle business segment, for which he had responsibility. The Compensation Committee determined the attainment of such performance goals, for Messrs. McEvoy, Migura, Larson and Gerner, was 2% less than the target performance goal for 2014 and, for Mr. Kerins, was 3% less than the target performance goal for 2014. The Compensation Committee awarded bonuses to the Named Executive Officers under the 2014 Cash Bonus Award Program accordingly. A summary of the 2014 Annual Cash Bonus Award Program is attached as an exhibit to this report and incorporated by reference into this Item.

The following table summarizes these cash bonuses under the 2014 Cash Bonus Award Program:

Name and Position	2014 Cash Bonus Award Program Amount

M. Kevin McEvoy	$1,051,050
CEO
Roderick A. Larson	539,000
President and Chief Operating Officer
Marvin J. Migura	673,750
Executive Vice President
W. Cardon Gerner	274,400
Senior Vice President and Chief Financial Officer
Kevin F. Kerins	274,462
Senior Vice President, ROVs

On February 19, 2015, the Compensation Committee elected to defer indefinitely increases in annual base salary for Named Executive Officers. The annual base salaries for the indicated Named Executive Officers effective on January 1, 2015 were as follows:

Name

M. Kevin McEvoy	$715,000

Roderick A Larson	550,000

Marvin J. Migura	550,000

W. Cardon Gerner	400,000

Kevin F. Kerins	355,000

On February 19, 2015, the Compensation Committee approved a performance-based annual cash bonus award program for calendar year 2015 under the Incentive Plan (the "2015 Cash Bonus Award Program") with any payments to be made no later than March 15, 2016. Bonuses under this program for executive officers will be determined for calendar year 2015 by the level of achievement (i) for executives with company-wide responsibility, such as Messrs. McEvoy, Migura, Larson and Gerner, of consolidated net income for the current calendar year compared to the planned amount recommended by Oceaneering’s management and approved by the Committee, and (ii) for executives with product or service line responsibility, such as Mr. Kerins, 50% by Oceaneering’s consolidated net income for the current calendar year compared to the planned amount recommended by Oceaneering’s management and approved by the Committee and 50% by the operating income in the current calendar year of the product or service line for which he had responsibility compared to the planned operating income for such product or service line. Under this program, the maximum bonuses for the indicated Named Executive Officers, as a percentage of each such officer’s 2015 base salary, are as follows:

Name	2015 Base Salary	Maximum Bonus as a Percentage of Base Salary

M. Kevin McEvoy	$715,000	165%

Roderick A Larson	550,000	138%

Marvin J. Migura	550,000	138%

W. Cardon Gerner	400,000	77%

Kevin F. Kerins	355,000	88%

A summary of the 2015 Annual Cash Bonus Award Program is attached as an exhibit to this report and incorporated by reference into this Item.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

The following are being furnished as exhibits to this report.

10.1	Form of 2015 Restricted Stock Unit Agreement
10.2	Form of 2015 Performance Unit Agreement
10.3	2015 Performance Award: Goals and Measures, relating to the form of 2015 Performance Unit Agreement
10.4	Form of 2015 Nonemployee Director Restricted Stock Agreement for Messrs. Collins, Huff, Hughes, Murphy and Pappas
10.5	Form of 2015 Nonemployee Director Restricted Stock Agreement for Mr. DesRoche
10.6	Oceaneering International, Inc. 2014 Annual Cash Bonus Award Program Summary
10.7	Oceaneering International, Inc. 2015 Annual Cash Bonus Award Program Summary

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCEANEERING INTERNATIONAL, INC.

Date:	February 23, 2015	By:	/S/ DAVID K. LAWRENCE
David K. Lawrence
Senior Vice President, General Counsel
and Secretary

Exhibit Index

Exhibit No.	Description

10.1	Form of 2015 Restricted Stock Unit Agreement
10.2	Form of 2015 Performance Unit Agreement
10.3	2015 Performance Award: Goals and Measures, relating to the form of 2015 Performance Unit Agreement
10.4	Form of 2015 Nonemployee Director Restricted Stock Agreement for Messrs. Collins, Huff, Hughes, Murphy and Pappas
10.5	Form of 2015 Nonemployee Director Restricted Stock Agreement for Mr. DesRoche
10.6	Oceaneering International, Inc. 2014 Annual Cash Bonus Award Program Summary
10.7	Oceaneering International, Inc. 2015 Annual Cash Bonus Award Program Summary